Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Health and Retirement Properties Trust for the registration of 3,898,840 Common Shares of Beneficial Interest and to the incorporation by reference therein of (i) our report dated February 6, 1997, with respect to the consolidated financial statements of Health and Retirement Properties Trust, and (ii) our report dated January 31, 1997 (except for the last paragraphs of Note 1 and Note 12, as to which the date is February 18, 1997), with respect to the consolidated financial statements of Government Property Investors, Inc., both included in the Current Report on Form 8-K of Health and Retirement Properties Trust dated February 17, 1997, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP

Boston, Massachusetts
June 17, 1997